                                                                    Exhibit 25.3

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------
                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                         ----------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

         A National Banking Association                   36-0899825
                                                          (I.R.S. employer
                                                          identification number)

         One First National Plaza, Chicago, Illinois      60670-0126
         (Address of principal executive offices)         (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                         -----------------------------

                         State Street Capital Trust I
              (Exact name of obligor as specified in its charter)

         Delaware                                         To Be Applied For
         (State or other jurisdiction of                  (I.R.S. employer
          incorporation or organization)                  identification number)


         225 Franklin Street
         Boston, Massachusetts                            02110
         (Address of principal executive offices)         (Zip Code)


                              Capital Securities
                        (Title of Indenture Securities)

Item 1.  General Information.  Furnish the following
         --------------------
         information as to the trustee:

         (a)      Name and address of each examining or
         supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)      Whether it is authorized to exercise
         corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
         ------------------------------
         is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part
         -----------------
         of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by
         Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 25th day of March, 1998.


         The First National Bank of Chicago,
         Trustee

         By  /s/ John R. Prendiville
                 John R. Prendiville
                 Vice President




* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica, Inc., filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                 March 25, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

                In connection with the qualification of an indenture between State Street Capital Trust I and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  The First National Bank of Chicago

                                  By   /s/ John R. Prendiville
                                           John R. Prendiville
                                           Vice President


                                    EXHIBIT 7
Legal Title of Bank:                The First National Bank of Chicago   Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0303                                     Page RC-1
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                      Dollar Amounts in                        C400
                                                                                                               ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                            0081     4,267,336    1.a.
    b. Interest-bearing balances(2)                                                                     0071     6,893,837    1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                        1754             0    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)............                         1773     5,691,722    2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                              1350     6,339,940    3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                                       RCFD 2122  25,202,984                         4.a.
    b. LESS: Allowance for loan and lease losses                                RCFD 3123     419,121                         4.b.
    c. LESS: Allocated transfer risk reserve                                    RCFD 3128           0                         4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                             2125    24,783,863    4.d.
5.  Trading assets (from Schedule RD-D)                                                                 3545     6,703,332    5.
6.  Premises and fixed assets (including capitalized leases)                                            2145       743,426    6.
7.  Other real estate owned (from Schedule RC-M)                                                        2150         7,727    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                                      2130       134,959    8.
9.  Customers' liability to this bank on acceptances outstanding                                        2155       644,340    9.
10. Intangible assets (from Schedule RC-M)                                                              2143       268,501    10.
11. Other assets (from Schedule RC-F)                                                                   2160     2,004,432    11.
12. Total assets (sum of items 1 through 11)                                                            2170    58,483,415    12.

-------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:                The First National Bank of Chicago   Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0303                                     Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8
                                    ---------

Schedule RC-Continued

                                                                       Dollar Amounts in
                                                                       Thousands                          Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                                           RCON 2200     21,756,846      13.a
       (1) Noninterest-bearing(1)                                      RCON 6631   9,197,227                               13.a.1
       (2) Interest-bearing                                            RCON 6636     559,619                               13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)                                                    RCFN 2200     14,811,410      13.b.
       (1) Noninterest bearing                                         RCFN 6631     332,801                               13.b.1
       (2) Interest-bearing                                            RCFN 6636  14,478,609                               13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                           RCFD 2800      4,535,422      14
15. a. Demand notes issued to the U.S. Treasury                                              RCON 2840         43,763      15.a
    b. Trading Liabilities(from Schedule RC-D)........................                       RCFD 3548      6,523,239      15.b
16. Other borrowed money:
    a. With a remaining  maturity of one year or less                                        RCFD 2332      1,360,165      16.a
    b. With a remaining  maturity of than one year through three years                            A547        576,492      16.b
 .   c.  With a remaining maturity of more than three years ...........                            A548        703,981      16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                  RCFD 2920        644,341      18
19. Subordinated notes and debentures (2)                                                    RCFD 3200      1,700,000      19
20. Other liabilities (from Schedule RC-G)                                                   RCFD 2930      1,322,077      20
21. Total liabilities (sum of items 13 through 20)                                           RCFD 2948     53,987,736      21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                            RCFD 3838              0      23
24. Common stock                                                                             RCFD 3230        200,858      24
25. Surplus (exclude all surplus related to preferred stock)                                 RCFD 3839      2,999,001      25
26. a. Undivided profits and capital reserves                                                RCFD 3632      1,273,239      26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                            RCFD 8434         24,096      26.b.
27. Cumulative foreign currency translation adjustments                                      RCFD 3284         (1,515)     27
28. Total equity capital (sum of items 23 through 27)                                        RCFD 3210      4,495,679      28
29. Total liabilities and equity capital (sum of items 21 and 28)                            RCFD 3300     58,483,415      29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
    auditors as of any date during 1996 .........RCFD 6724 .....N/A        M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.